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                                 EXHIBIT 99.2

                     BUTTON GWINNETT FINANCIAL CORPORATION
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby acknowledges receipt of the Notice of the Special Meeting of Shareholders and Proxy Statement and does hereby appoint John D. Stephens and Glenn S. White and either of them with full power of substitution, as proxies of the undersigned to represent the undersigned and to vote all shares of BUTTON GWINNETT FINANCIAL CORPORATION ("Button Gwinnett") common stock which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders of Button Gwinnett, to be held at the offices of Button Gwinnett at 150 South Perry Street, Lawrenceville, Georgia, 30246, at 8:00 o'clock a.m. local time, on May 14, 1998, and at any adjournment thereof.

                                   PROPOSAL

Proposal to: approve the Agreement and Plan of Reorganization, dated February 5, 1998 between Premier Bancshares, Inc. ("Premier") and Button Gwinnett and to approve the merger pursuant to which Button Gwinnett will be merged with and into Premier, and in which each issued and outstanding share of Button Gwinnett common stock will be converted into the right to receive 3.885 shares of Premier common stock.

[_] FOR     [_] AGAINST     [_] ABSTAIN

  In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment(s), including adjourning the Special Meeting to permit, if necessary, further solicitation of proxies. This Proxy may be revoked at any time prior to voting hereof.

  This proxy, when properly executed, duly returned and not revoked will be voted in accordance with the directions given by the undersigned shareholder. If no direction is made, it will be voted in favor of the Proposal listed on this Proxy.


                                          Signature(s)
                                          -------------------------------------
                                          -------------------------------------

                                          Dated:                          ,
                                          1998

                                          NOTE: Joint owners should each sign.
                                          When signing as attorney, executor,
                                          administrator, trustee or guardian,
                                          please give full title as such. If
                                          the signatory is a corporation, sign
                                          the full corporate name by a duly
                                          authorized officer.